UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 17, 2007

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(i) On October 17, 2007 the Company entered into the following agreements: (i) Asset Purchase Agreement by and among the Company and Land America Health & Fitness Co., Ltd., a company formed under the laws of the People’s Republic of China (“Land America”), Michael C. Bruno (“Bruno”) and Yang Lin Qing (“Yang”) (the “Land America Agreement”); (ii) Asset Purchase Agreement by and among the Company and Treuriver Investments Limited a British Virgin Islands company (“Treuriver”), Bruno and Yang (the “Treuriver Agreement”); (iii) Post-Closing Audit Agreement by and among the Company, Land America, Bruno and Yang (the “Audit Agreement”); and (iv) First Amendment to Escrow Agreement by and among the Company, Treuriver, Bruno (in his capacity as Representative under the Treuriver Agreement), and U.S. Bank National Association (in its capacity as Escrow Agent) (the “First Amendment”). (The Land America Agreement, Treuriver Agreement, Audit Agreement and First Amendment are collectively referred to as the “Agreements”, and Land America, Treuriver, Bruno and Yang are collectively referred to as “Sellers”).

The Agreements provide for the terms and conditions under which the Company or its wholly-owned subsidiaries will acquire or lease substantially all of the assets of Land America and Treuriver. Land America is primarily engaged in the manufacture of products for the Company in a manufacturing facility located in Xiamen, People’s Republic of China (“PRC”), and Treuriver is Land America’s related trading company. The Agreements were entered into following the exercise, on June 29, 2007, of purchase options set forth in Purchase Option Agreements with Land America, Treuriver, Bruno and Yang which the Company entered into on February 1, 2007.

In connection with execution of the Purchase Option Agreements, Nautilus delivered a non-refundable deposit of U.S. $6 million to Sellers. Upon exercise of the options, the Company deposited an additional U.S. $30 million into escrow. Under the terms of the First Amendment to Escrow Agreement entered into as part of the Agreements, U.S. $12.5 million was released from escrow to Sellers as a nonrefundable deposit and U.S. $12.5 million was released to the Company. The remaining U.S. $5.0 million is to remain in escrow until closing.

Under the terms of the Agreements, on January 1, 2008 a wholly-owned direct or indirect subsidiary of Nautilus to be formed in Xiamen, Fujian, PRC (“Buyer”) will acquire substantially all of the assets currently used by Land America to manufacture products on behalf of the Company. In addition, Buyer will enter into a Lease Agreement providing for the lease of the land and buildings in which Land America currently conducts its manufacturing operations. The Lease Agreement includes a purchase option and it is anticipated that Buyer will complete the purchase of the buildings and land use rights on or before October 31, 2008. In addition, on January 1, 2008 Nautilus or a direct or indirect wholly-owned subsidiary of Nautilus will acquire substantially all of the assets of Treuriver.

In addition to applying the previously delivered deposits as described above, within five business days of closing on January 1, 2008 the Company or its subsidiaries will pay U.S. $21.5 million to Sellers. The portion of the total purchase price attributable to inventory is subject to adjustment based on the actual value of inventory on the closing date. On the earlier of October 31, 2008 and the date on which Buyer completes the purchase of the land rights and buildings pursuant to the Lease Agreement, an additional U.S. $11 million will be paid to Sellers. The purchase price for the land rights and buildings is U.S. $11.5 million. The total acquisition cost, including the purchase of the land rights and buildings, but excluding inventory, is expected to be U.S. $63.0 million. The additional purchase of inventory at closing is expected to range from U.S. $4.0 million to $6.0 million.

(ii) On October 17, 2007, Nautilus, Inc. (the “Company”) entered into an Executive Employment Agreement with Robert S. Falcone in connection with the appointment of Mr. Falcone as the Company’s President, Chief Executive Officer and Chairman of its Board of Directors. A description of the material terms of the Employment Agreement is included in Item 5.02 of this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. A copy of the Employment Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective October 17, 2007 Robert S. Falcone, 60, was named President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Falcone had served as interim President and Chief Executive Officer since August 13, 2007, and has served on the Nautilus, Inc. Board of Directors since 2003. Mr. Falcone, has more than 33 years of management and board experience. He was President and Chief Executive Officer of GCR Custom Research, a market research firm specializing in customer research and proprietary market tracking services primarily for the high tech industry from July 2005 until August 2007. From 2003 to 2004, Mr. Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc., one of the world’s largest business consulting firms. Mr. Falcone is the former Senior Vice President and Chief Financial Officer of 800.com, an Internet retailer of consumer electronics, and was the Chief Financial Officer of Nike, Inc. from 1992 to 1998. He also spent more than 21 years with Price Waterhouse LLP, the last 8 years as a partner. Mr. Falcone is a board member and former audit committee chairman of RadioShack Corporation, and received his B.S. in Business Administration, Accounting from Villanova University. There is no family relationship between Mr. Falcone and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the Company.

In connection with his appointment, the Company and Mr. Falcone entered into an Executive Employment Agreement dated as of October 17, 2007 (the “Agreement”). Under the Agreement, Mr. Falcone is entitled to a base annual salary of $575,000. Beginning in fiscal 2008, Mr. Falcone will be eligible for a bonus equal to 100% of his annual salary based on achievement of performance targets set by the Compensation Committee of the Company’s Board of Directors. Additionally, on the date of the Agreement, Mr. Falcone was awarded options to purchase 400,000 shares of the Company’s common stock, which options vest (i) as to one-third of the shares subject to the award, on October 17, 2008 and (ii) as to 1/36 of the total number of shares subject to the option, each month thereafter. Mr. Falcone’s stock option is subject to full acceleration in the event of a change of control or termination of Mr. Falcone’s employment under certain circumstances. Additionally, if the Company terminates Mr. Falcone’s employment without cause, or Mr. Falcone terminates his employment with the Company for good reason, Mr. Falcone would be entitled to certain severance benefits including salary continuation payments for a period of 24 months from the date of such termination. The Agreement’s term expires on October 31, 2010. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Company issued a press release regarding the appointment of Mr. Falcone on October 17, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement dated as of October 17, 2007 by and between Nautilus, Inc. and Robert S. Falcone.

99.1	Nautilus, Inc. Press Release dated October 17, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.

(Registrant)

By:	/s/ William D. Meadowcroft
William D. Meadowcroft
Chief Financial Officer, Secretary and Treasurer

October 23, 2007

(Date)